UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8- K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2014 (December 16, 2014)

FRANCHISE HOLDINGS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-27631	65-0782227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Clements Road, Pickering Ontario CANADA	M1P 4Y9
(Address of principal executive offices)	(Zip Code)

(888) 554-8789

Registrant's telephone number, including area code

5910 South University Boulevard—C-18, Unit 165, Littleton, Colorado 80121-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 16, 2014, Franchise Holdings International, Inc. (FNHI) entered into a three party Definitive Share Exchange Agreement (the “Agreement”) to acquire all issued and outstanding shares of TruXmart Ltd. (The Company” or “TruXmart”), an Ontario (Canada) corporation located at 1895 Clements Road, Suite 155, Pickering, Ontario CANADA L1W 3R8, for 37,700,000 shares of FNHI (the “FNHI Shares”), representing 92.9925914% of the outstanding shares of FNHI (the “Share Exchange”), calculated post-issuance. The Agreement was with Steven Rossi (“Rossi”), the sole shareholder of TruXmart and with TruXmart. Prior to the Share Exchange, Rossi held all outstanding shares of TruXmart, consisting of 4,791 Class A common shares and TruXmart owned 2,300,000 common shares of FNHI, representing an 80.961285% ownership stake in FNHI. Pursuant to the Share Exchange, Rossi acquired from TruXmart, its 2,300,000 FNHI common shares and an additional 37,700,000 shares of FNHI from FNHI, in exchange for all 4,791 outstanding common shares of TruXmart. As a result of this Agreement, FNHI is filing this Form 8-K. Once the transaction is closed, TruXmart will become the wholly-owned subsidiary of FNHI, with FNHI holding all 4,791 outstanding shares of TruXmart common stock. As a result of this acquisition, FNHI has adopted the fiscal year end of TruXmart, which is December 31. The first consolidated post-acquisition report will be the Form 10-K for the fiscal year ended December 31, 2014.

Item 1.02 RISK FACTORS

This Current Report contains forward-looking statements that involve risks and uncertainties that could cause our actual results to differ materially from those discussed in this Current Report. These risks and uncertainties include, but are not limited to, the following.

Limited Operating History; Financial Position Not Robust; Losses/Lack of Profitable Operations to Date

TruXmart has incurred net losses since inception and may continue to incur net losses while it builds its business and as such it may not achieve or maintain profitability. The Company’s limited operating history makes it difficult to evaluate its business and prospects, and there is no assurance that the business of the Company will grow or that it will become profitable.

The Company has been in existence for approximately three years, which is relatively short compared to our competitors. While the Company has experienced recent substantial growth in our revenues in 2013 over 2012, and 2014 over 2013, there is no assurance that our revenues will continue to experience such a trend line, nor even that our revenues will continue to grow. Because of our limited operating history it is difficult to extrapolate any meaningful projections about the Company’s future. We do not have significant assets with which to press our plans forward.

Our competitors are significantly better funded than we are. This could prove detrimental in that we may not have the funds with which to procure a sufficient supply of product to meet demand at some point. Our competitors could engage in predatory pricing or other tactics in an attempt to eliminate our market share. The Company has incurred net losses since inception, and may continue to incur net losses while it builds its business, and as such it may not achieve or maintain profitability.

Future Growth

The Company’s ability to achieve its expansion objectives and to manage its growth effectively depends upon a variety of factors, including the Company’s ability to internally develop products, to attract and retain skilled employees, to successfully position and market its products, to protect its existing intellectual property, to capitalize on the potential opportunities it is pursuing with third parties, and sufficient funding. To accommodate growth and compete effectively, the Company will need working capital to maintain adequate inventory levels, develop additional procedures and controls and increase, train, motivate and manage its work force. There is no assurance that the Company’s personnel, systems, procedures and controls will be adequate to support its potential future operations. There is no assurance that the Company will generate revenues from its prospective sales partners and be able to capitalize on additional third party manufacturers.

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Reliance on Third Parties

Suppliers: Currently, the Company relies on two third party manufacturers to produce its products in China. These products are only available from a limited group of manufacturers, because of our product development alliances with these manufacturers. Under this alliance arrangement, each of the Company’s products are designed and engineered in co-operation with one of our two contract manufactures in China and, accordingly, each tonneau (a hard or soft cover for the bed of a pick-up truck designed to increase mileage and to protect items from inclement weather and potential theft) cover product can only be manufactured by the specific manufacturer with which they have been developed. Moreover, the tools, molds, specific grade of materials and assembly techniques are exclusive to the manufacture with which the product was developed. Manufacturing could be switched, but it would take time and there are no guarantees the product would be identical or that the Company would have sufficient inventory in the given product(s).

The Company’s reliance on outside manufacturers generally involves several risks, including: an inability to obtain an adequate supply of required products; the discontinuance of a product by a third-party contract manufacturer; an acquisition of the manufacturer by one of the Company’s competitors; delays or long lead times in receiving products from manufacturers; constraints on the ability of the supplier to operate as efficiently and quickly as required and less control over quality and pricing of components. There is no assurance that the Company’s manufacturers will continue to produce the products it requires in order to conduct business, which in turn would materially adversely affect its ability to generate revenue and profits.

Distribution: The Company relies on third party distribution entities (wholesale and retail) to sell its products. The Company relies on third party wholesalers to distribute its products to retail locations, over which the Company has little to no control in the wholesale or retail pricing and product placement and other marketing issues. Its products could be priced higher to the end user than its competition, which would have a detrimental effect on the Company’s sales. The Company relies on a third party online retailer to sell its products directly to the retail market. The Company has little to no control over pricing and other retail issues such as product placement, which could have a direct effect on the Company’s revenues.

In its desire to maintain a competitive position in the market, the Company has implemented and enforce a strict “MAP” (Manufacturers Authorized Price). MAP typically refers to the definite retail pricing of each of our products and differs between the Canadian and U.S. markets. Our products’ MAP pricing is set to be competitive in relation to competing products while allowing our distributor, dealer and retailer customer base to generate respectable margins of profit. Moreover, if our MAP pricing is violated by a product being advertised or sold above or below the then current MAP price, we take necessary steps with our customer(s) to remediate pricing to continue and maintain our competitive position in the marketplace. There are no guarantees that MAP pricing and other various forms of pricing and product control measures can be effectively monitored and enforced, especially as the Company’s market saturation grows.

Risks Associated with Outsourced Production

As outlined above, the Company outsources the manufacture of products to two contract manufacturers in China. In doing so, the Company selects its manufacturers, screened in advance based on their capabilities, supply capacity, reputation and other relevant traits. Nonetheless, the possibility of delivery delays, product defects and other production-side risks stemming from outsourcers cannot be eliminated. In particular, inadequate production capacity among outsourced manufacturers could result in the Company being unable to supply enough product amid periods of high product demand, the opportunity costs of which could be substantial.

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Risks Associated with Outsourced Production in China

Changes in Chinese laws and regulations, or their interpretation, or the imposition of confiscatory taxation or restrictions are matters over which the Company has no control. While the current leadership, (and the Chinese government), have been pursuing economic reform policies that encourage private economic activity and greater economic decentralization, there is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

For example, the Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited and, in turn, our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our business ventures with Chinese manufacturers were unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions regardless of any purchasing contracts or agreements we may have entered. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination.

Any rights we may have to specific performance, or to seek an injunction under Chinese law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations, in such guises as currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises.

In that context, we may have to evaluate the feasibility of acquiring alternative or fallback manufacturing capabilities to support the production of our existing and future tonneau cover products. Such development could adversely affect our cost structure inasmuch as we would be required to support sales at an acceptable cost—and might have relatively limited time to so adapt. We have not manufactured these products in the past—and are not expecting to do so in the foreseeable future. That is because developing these technological capabilities and building or purchasing a facility will increase our expenses with no guarantee that we will be able to recover our investment in our manufacturing capabilities.

Cross Border Sales Transactions

Cross border sales transactions carry a risk of changes in import tax and/or duties related to the import and export of our product, which can result in pricing changes, which will affect revenues and earnings. Cross border sales transactions carry other risks including, but not limited to, changing regulations, wait times, customs inspection and lost or damaged product

Additional Financing Requirements

From time to time, in order to expand operations to meet customer demand, the Company will need to incur additional capital expenditures. These capital expenditures are intended to be funded from third party sources, including the incurring of debt and/or the sale of additional equity securities. In addition to requiring additional financing to fund capital expenditures, the Company may require additional financing to fund working capital, research and development, sales and marketing, general and administrative expenditures and operating losses. The incurrence of debt creates additional financial leverage and therefore an increase in the financial risk of the Company’s operations. The sale of additional equity securities will be dilutive to the interests of current equity holders. In addition, there can be no assurance that such additional financing, whether debt or equity, will be available to the Company or that it will be available on acceptable commercial terms. Any inability to secure such additional financing on appropriate terms could have a materially adverse impact on the business, financial condition and operating results of the Company.

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Reliance on Key Personnel

The Company’s success also will depend in large part on the continued service of its key operational and management personnel, including executive staff, research and development, engineering, marketing and sales staff.

Most specifically, this includes its President/CEO Steven Rossi and its Chief Operating Officer Steven Raivio who oversee new product development (in lieu of a research and development department) as well as implementation of new products developed, key customer acquisition and retention, overall management and future growth. The Company faces intense competition for these professionals from its competitors, customers and other companies throughout the industry. Any failure on the Company’s part to hire, train and retain a sufficient number of qualified professionals could impair the business of the Company.

Intellectual Property

The Company’s success depends to a significant degree upon its ability to develop, maintain and protect proprietary products and technologies. The Company has one patent through a licensing agreement with its President and CEO at no cost to the Company. The Company intends to file additional patent applications in the U.S. and Canada as part of its strategy to protect its proprietary products and technologies. However, patents provide only limited protection of the Company’s intellectual property. The assertion of patent protection involves complex legal and factual determinations and is therefore uncertain and potentially expensive. The Company cannot provide assurance that patents will be granted with respect to its pending patent application, that the scope of any patents it might obtain will be sufficiently broad to offer meaningful protection, or that it will develop additional proprietary products that are patentable. In fact, any patents which might issue from the Company’s two pending provisional patent applications with the USPTO could be successfully challenged, invalidated or circumvented. This could result in the Company’s pending patent rights failing to create an effective competitive barrier. Losing a significant patent or failing to get a patent issued from a pending patent application the Company considers significant, could have a material adverse effect on the Company’s business.

Confidentiality Agreements with Employees and Others may not Adequately Prevent Disclosure of Trade Secrets and Other Proprietary Information.

In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our employees, consultants, outsource manufacturers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Foreign Currency Risk

The Company is subject to foreign exchange risk as it has two manufacturing facilities in China, markets extensively in both Canadian and U.S. markets, most of the Company’s employees reside in Canada and, to date, the Company has raised funds in Canadian Dollars. Meanwhile, the Company reports results of operations in U.S. Dollars (USD or US$). Since our Canadian customers pay in Canadian Dollar, the Company is subject to gains and losses due to fluctuations in the USD relative to the Canadian Dollar. While having our products manufactured in China, our manufacturers are paid in USD to better avoid the relatively greater fluctuation of the Chinese Yuan (RMB). Any large fluctuations in the exchange between the RMB and USD may cause product costs to increase, therefore affecting revenues and profits, potentially adversely.

Business Combinations

The Company may, in the future, pursue acquisitions of other complementary businesses and technology licensing arrangements. For example, we intend to seek out a joint venture with one or both of our Chinese manufacturers. In addition, we have been approached by competitors to license one or more of our tonneau cover products. The Company may also pursue strategic alliances and joint ventures that leverage its core products and industry experience to expand its product offerings and geographic presence. The Company has limited experience with respect to acquiring other companies and limited experience with respect to forming collaborations, strategic alliances and joint ventures.

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If the Company were to make any acquisitions, it may not be able to integrate these acquisitions successfully into its existing business and could assume unknown or contingent liabilities. Any future acquisitions the Company makes could also result in large and immediate write-offs or the incurrence of debt and contingent liabilities, any of which could harm the Company’s operating results. Integrating an acquired company also may require management resources that otherwise would be available for ongoing development of the Company’s existing business.

Competition and Market Share

We participate in the automotive aftermarket equipment industry which is highly competitive for a relatively limited customer base. New pickup truck sales (our principal market) are estimated to be 2,270,000 units for the year 2014, based on sales through November 30, 2014, (source: Wall Street Journal online) which should translate (using an approximate 75% of new truck sales) into approximately 1,700,000 new tonneau covers during the year. (source: Frost & Sullivan) With 3,457 of our tonneau covers sold during the same period, we believe the Company represents 2-tenths of one percent of this market. We consider 5-tenths of one percent of the market to be a break-even market share for us but there is no assurance that we will reach this market share objective.

In addition, some of our competitors sell their products at prices lower than ours and we compete primarily on the basis of product quality, features, value, service, and customer relationships. Our competitive success also depends on our ability to maintain a strong brand and the belief that customers will need our products and services to meet their growth requirements. The competition that we face in our market — which varies depending on the particular business segment, product lines and customers — may prevent us from achieving sales, product pricing and income goals, which could affect our financial condition and results of operations. In addition, our current competitors are significantly better funded and have a longer operating history than us and, for example, we currently do not have sufficient funding to allow for separately marketing the TruXmart “brand.”

Product Liability Insurance

The existence of any defects, errors or failures in our products or the misuse of our products could also lead to product liability claims or lawsuits against us. We plan to acquire product liability insurance in both the U.S. and Canada over the next 3 to 6 months to cover such claims. Assuming that we will be able to acquire such coverage at reasonable cost, we have no assurance this insurance will be adequate to protect us from all material judgments and expenses related to potential future claims or that these levels of insurance will be available at economical prices, if at all. To that extent, product liability insurance is conditional and up for further investigation. A successful product liability claim could result in substantial cost to us. Even if we are fully insured as it relates to a claim, a claim could nevertheless diminish our brand and divert management's attention and resources, which could have a negative impact on our business, financial condition and results of operations. (See also the “Product Quality” discussion below and the associated recall insurance.)

Product Quality

Although the Company makes an effort to ensure the quality of our light truck tonneau cover products, they could from time to time contain defects, anomalies or malfunctions that are undetectable at the time of shipment. These defects, anomalies or malfunctions could be discovered after the Company’s products are shipped to customers, resulting in the return or exchange of the Company’s products, claims for compensatory damages or discontinuation of the use of the Company's products, which could negatively impact the profits and operating results of the Company. The Company does not presently have product recall, (or similar function), insurance, namely, (in contrast to product liability), insurance that protects a company against broad-scale product manufacturing defects, engineering defects and the costs related to a broad product recall such as shipping, replacement or repairs. Even if in place, there is no guarantee that the full costs of any reimbursements or claims, law suits or litigation would be covered by such insurance. (See also the “Product Liability Insurance” discussion above.)

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Patent Enforcement & Infringement

The automotive aftermarket has been characterized by significant litigation and other proceedings regarding patents, patent applications and other intellectual property rights. The situations in which we may become parties to such litigation or proceedings may include:

•	litigation or other proceedings we may initiate against third parties to enforce our patent rights or other intellectual property rights;

•

litigation or other proceedings we or our licensee(s) may initiate against third parties seeking to invalidate the patents held by such third parties or to obtain a judgment that our products do not infringe such third parties’ patents; and

•	litigation or other proceedings, third parties may initiate against us to seek to invalidate our patents.

If third parties initiate litigation claiming that our products infringe their patent or other intellectual property rights, we will need to defend against such proceedings.

The costs of resolving any patent litigation or other intellectual property proceeding, even if resolved in our favor, could be substantial. Many of our potential competitors will be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources. In some instances competitors may proceed with litigation or other proceedings pertaining to infringement of their intellectual property as a means to hinder or devaluate the target defendant company, with no intention of the matter being resolved in their favor. Uncertainties resulting from the initiation and continuation of patent litigation or other intellectual property proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other intellectual property proceedings may also consume significant management time and costs. Substantial additional costs may be evident in the event that litigation or other proceedings were initiated against the Company because TruXmart would have to seek legal defense or counsel in the province (Canada) or state (U.S.) where the litigation or legal proceedings were filed.

Global Economic Conditions May Adversely Affect Our Industry, Business and Results of Operations

Our overall performance depends, in part, on worldwide economic conditions which historically is cyclical in character. The U.S. has largely worked its way out of an economic recession while other key international economies continue to be impacted by a recession, characterized by falling demand for a variety of goods and services, restricted credit, going concern threats to financial institutions, major multinational companies and medium and small businesses, poor liquidity, declining asset values, reduced corporate profitability, extreme volatility in credit, equity and foreign exchange markets and bankruptcies. By way of example, the automotive aftermarket, specifically fuel saving add-ons such as light-truck tonneau covers, is typically not as affected by economic slow-down or recession as other industries or market segments. Currently, these conditions, (since the Company’s sales are exclusively made in North America while production occurs in China), can be expected to change. In markets where our sales occur and which become depressed, these conditions affect the rate of spending and could adversely affect our customers’ ability or willingness to purchase our products, and delay prospective customers’ purchasing decisions, all of which could adversely affect our operating results. In addition, in a weakened economy, companies that have competing products may reduce prices which could also reduce our average selling prices and harm our operating results.

The Company faces Intense Competition from New Products

The Company’s tonneau cover products face intense competition from its competitors. This competition may increase as new products enter the market, especially those made overseas and marketed and sold directly into the North American market by overseas manufactures. In such an event, the competitors’ products may be of similar or better quality compared to the Company’s products. Alternatively, in the case of generic competition, they may be of equal or better quality and are sold at substantially lower prices than the Company’s products. At times, competitors may also release a generic or re-branded version of a current and successful product at a substantially reduced price in efforts to increase revenues or market share. As a result, if the Company fails to maintain its competitive position, this could have a material adverse effect on its business, cash flow, results of operations, financial position and prospects.

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Risks Related to Our Capital Stock

The public market for our common stock may be volatile and you could lose all or part of your investment. In the recent past, stocks, specifically those traded on the over-the counter (“OTC”) markets, generally have experienced high levels of volatility. Our common stock is traded on the OTC market under the symbol “FNHI” and is not eligible for trading on any national or regional securities exchange or the NASDAQ National Market. While that status is the Company’s longer term objective, a more active trading market for our common stock may never develop, or if such a market develops, it may not be sustained.

In the past, many companies that have experienced volatility in the market price of their stock have become subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The Securities and Exchange Commission (“SEC”) has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore is a “penny stock” and is subject to the “penny stock” rules of the SEC. The trading market in our securities is currently limited and relatively illiquid which status makes transactions in our stock cumbersome and may reduce the value of an investment in our common stock. Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect your ability to sell shares.

We Have Not Voluntarily Implemented Various Corporate Governance Measures

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight and the adoption of a Code of Ethics. Our Board of Directors expects to adopt a Code of Ethics at its next Board meeting. The Company has not adopted exchange-mandated corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We May Be Exposed to Potential Risks Relating to Our Internal Control Over Financial Reporting.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”), the SEC has adopted rules requiring public companies to include a report of management on the Company's internal control over financial reporting in its annual reports. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequately. In the event we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

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The Company Does Not Expect to Pay Dividends in the Foreseeable Future.

The Company has never paid cash dividends on its common stock and has no plans to do so in the foreseeable future. The Company instead intends to retain earnings, if any, to develop and expand its business.

Provisions of our Articles of Incorporation and Bylaws May Delay or Prevent Take-over Which May Not Be in the Best Interests of Our Shareholders.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

Any Investment in Our Securities Involves a High Degree of Risk

Investors should consider carefully the risks and uncertainties described above, and all other information in this Form 8-K and in any reports hereafter filed with the SEC before deciding whether to purchase or hold our securities. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. The occurrence of any of the risks described in this Form 8-K could harm our business. The trading price of our securities could decline due to any of these risks and uncertainties, and investors may lose part or all of their investment.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On December 16, 2014, Franchise Holdings International, Inc. (FNHI) entered into a three party Definitive Share Exchange Agreement (the “Agreement”) to acquire all issued and outstanding shares of TruXmart Ltd. (The Company” or “TruXmart”), an Ontario (Canada) corporation located at 1895 Clements Road, Suite 155, Pickering, Ontario CANADA L1W 3R8, for 37,700,000 shares of FNHI (the “FNHI Shares”), representing 92.9925914% of the outstanding shares of FNHI (the “Share Exchange”), calculated post-issuance. The Agreement was with Steven Rossi (“Rossi”), the sole shareholder of TruXmart and with TruXmart. Prior to the Share Exchange, Rossi held all outstanding shares of TruXmart, consisting of 4,791 Class A common shares and TruXmart owned 2,300,000 common shares of FNHI, representing an 80.961285% ownership of FNHI. Pursuant to the Share Exchange, Rossi acquired from TruXmart, its 2,300,000 FNHI common shares and an additional 37,700,000 shares of FNHI from FNHI, in exchange for the 4,791 shares of TruXmart. As a result of this Agreement, FNHI is filing this Form 8-K. Once the transaction is closed, TruXmart will become the wholly-owned subsidiary of FNHI, with FNHI holding all 4,791 shares of TruXmart common stock. As a result of this acquisition, FNHI has adopted the fiscal year end of TruXmart, which is December 31. The first consolidated post-acquisition report will be the Form 10-K for the fiscal year ended December 31, 2014.

ITEM 2.02 Results of Operations and Financial Condition

Business Acquired

TruXmart, Ltd. was incorporated as an Ontario (Canada) corporation on December 13, 2011. On December 13, 2011, the Company issued 100 shares of common stock in exchange for CAD$100 in cash. On September 16, 2014 the Company issued 4,791 shares of Class A common stock in exchange for CAD$4,791, which was satisfied by set-off against shareholder loans previously made to the Company.

TruXmart was formed to commercialize a variety of ideas that the founder, Steven Rossi, has related to improving light truck bed tonneau covers.

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Market Summary

In 2013 sales of new pick up trucks exceeded 1,800,000 in the U.S. and more than 350,000 in Canada. Throughout their useful lives, it is estimated over 75% will use some aftermarket bed cover. The tonneau cover segment of the automotive aftermarket generated revenues of $255 million in 2005. It is estimated the tonneau cover segment to be closer to $500 million in 2014. (See also “Competition and Market Share” in Risk Factors above.)

Background

For many years, consumers have had very limited options available to them from tonneau cover manufacturers. The leading manufacturers in the North American market have had very few new model developments. The tonneau cover market can be divided into four main styles of covers:

1.	Soft Folding & Roll-up covers (Vinyl covers)

2.	Hard Folding & Standing Covers (Aluminum and FRP)

3.	Solid one piece caps and lids (Plastic & Fiberglass)

4.	Retractable Covers (Plastic & Aluminum)

We believe the consumer favors models that are the least cumbersome, most functional, and lowest initial cost. Solid one piece covers and retractable covers are the least desirable because of their limited functionality and overall cost. Therefore, the most popular covers in today’s market are soft and hard folding/rolling tonneau covers.

Market Analysis and Distribution

Our market consists of three major types of customers which include; master warehouse distributor, dealer- wholesaler, and end retail consumer. Master warehouse distributors will stock and distribute product to their customers, which are usually local dealers and wholesalers. Dealers and wholesalers are local stores which sell product to some businesses and retail consumers in their area and online retailers. Dealers will purchase most of their product from their local distributor who will deliver to them regularly. Retail end consumers are simply the end user of your product. TruXmart currently sells its product line through distributors and dealer networks.

TruXmart’s target market includes master warehouse distributors and dealers.

In the Canadian market, TruXmart does the majority of its business with warehouse distributors, and select dealer customers. In the US market, TruXmart’s customer base is mostly dealers and wholesalers. TruXmart’s Canadian operation sells to only select dealers in Ontario as well as the largest warehouse distributor in eastern Canada. Enterprise Robert Thibert in Châteauguay, Quebec Canada has over 600,000 square feet of warehouse space in three provinces in Canada. Robert Thibert is responsible for stocking and selling our product to their customer base in Canada. TruXmart dealer sales in Ontario are to only select dealers who assist with product feedback.

TruXmart is a supplying member of one of the largest aftermarket buying groups in the U.S.. American Aftermarket Group (AAG), owned by Line-X coatings, consists of over 700 car and truck accessory stores. Being a supplying member of AAG gives TruXmart access to most of the large truck accessory dealers, wholesalers, and online stores in the USA. Our products are sold to AAG members by the sales staff at AAG and all customer service and maintenance is done through phone calls, emails, and infrequent visits.

A partial list of our material customers includes:

Enterprise Robert Thibert (Quebec, Canada)

Cross Country Distributing (Pennsylvania, USA)

American Aftermarket Group (Ohio, USA)

Trailer Parts Etc. (Florida, USA)

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Competition

Companies that compete in this market are THI Group, Tonno Pro and Rugged Liner however not all companies charge competitive prices:

The Extang (THI) Trifecta retails in the USA for $425. The Tonno Pro Tri Fold retails for $269. The Rugged Liner Tri Fold retails for $329. The TruXmart Tri Fold retails for CAD$259; US$239.

The Extang Solid Fold retails in the USA for $799. The Rugged Liner Hard Fold retails for $689. The TruXmart Forte retails at CAD$699; US$689.

Low profile Roll-Up covers are manufactured by many different companies. The two most popular Roll-Up covers are the Truxedo (THI) Low-ProQT, which retails for $499 and the Tonno Pro Low-Roll which retails for $269. The TruXmart Roll-Up retails for $CAD299; US$269.

THI Group is the holding company for Extang Corporation, TruXedo, Inc., BedRug, Inc, UnderCover Inc., Advantage Truck Accessories Inc, Retrax Inc, and BAK Industries. They account for the majority of the competing brands in North America.

The area of biggest growth in the tonneau cover market is in the area of aggressively priced hard folding tonneau covers. Currently, the market distribution is shared by three primary participants, with LKQ/Keystone considered the market leader.

Sales, Marketing and Distribution Strategy

TruXmart’s sales strategy is constantly changing and dynamic. Sales are made through warehouse distributors, as they typically handle product sales and promotion through their in-house sales department. To fully saturate the market a business must entice the retail consumer to purchase its product by way of a strong internet presence which will consist of YouTube videos and commercials, an interactive website, search engine optimization, social media, etc. The next step is to have strong working relationships and reputations among dealers and wholesalers who purchase TruXmart’s product, either directly or through distributors.

Patent

As of this date, the Company through Mr. Rossi has obtained one U.S. Patent. In addition, the Company retained patent counsel in October 2014 to file two provisional U.S. patent applications, also in this arena. TruXmart has paid $7,718 since approximately October 26, 2012, toward the costs of obtaining US Patent 8,814,249 - System for securing a truck bed cover, (filed October 26, 2012, granted May 1, 2014). This patent is owned by Steven Rossi, previously the sole stockholder of TruXmart. Under an exclusive license agreement between the Company and Mr. Rossi, dated November 26, 2014, TruXmart has the right to commercialize this patent. Under this agreement, TruXmart is not obligated to pay any royalties to Mr. Rossi. It is, however, obligated to pay any expenses incurred to keep the patent in full force and effect.

The Company’s current product lines are as follows:

1. TruXmart Tri Fold (introduced in 2011)

The TruXmart Tri Fold is our staple soft folding tonneau cover. The Tri Fold is made with features such as stainless steel hardware, double coated vinyl tarp, and all aluminum and plastic coated front clamps. The Tri Fold is made available to our customer base at an average cost savings of 5% over competing products.

2. TruXmart Smart Fold (introduced in 2012)

The TruXmart Smart Fold is our second product to market and offers our patented rear Smart Latch system. The Smart Fold is the first innovation in the rear latching system offered on soft folding tonneau covers. The Smart Fold cover comes with all of the same features as the Tri Fold but with a new rear latch system that allows the cover to be opened by simply pulling a release cable which is a new innovation in the soft tri fold segment of our market.

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The Company introduced three new products at the Specialty Equipment Manufacturers Association (SEMA) show in Las Vegas in November 2014. These products were the following:

3. TruXmart Forte

The TruXmart Forte is the world’s first completely solid folding tonneau cover to be constructed using powder coated galvanized steel. The TruXmart Forte is also the first tonneau cover to come with a removable tool bag that acts as a cargo divider when installed. This tool bag can be removed from the tonneau cover, zippered together, and carried using a shoulder or hand strap.

4. TruXmart Quad-Fold

The TruXmart Quad-Fold will be the first vinyl wrapped tonneau cover to fold in four sections. This cover will also allow its users full bed access by being foldable upwards towards the rear window of the truck. We chose to make the world’s first quad folding cover so this cover is more compact when standing parallel to the back window of a truck, thus eliminating wind resistance and rear window obstruction.

5. TruXmart Roll-Up

The TruXmart Roll-Up cover takes from a long history of roll up covers in our market place. Although roll-up style covers have been in the market since the early 90’s, the TruXmart Roll-Up will offer a sleek, low-profile design, superior side seals, and rear smart latches that will allow its user to open this cover by simply pulling on the rear release loop.

In addition, we are currently re-engineering the TruXmart Smart Fold latch system based on consumer feedback. As a consequence, the next generation Smart Fold covers will be far easier to install and will be available for both domestic and imported light trucks.

Production and Delivery

TruXmart products are manufactured to our specifications and design in China. All of our soft (vinyl) covers are made in a factory in Ningbo, China. All future TruXmart hard products are expected to be manufactured in Jiangsu, China. Our soft cover factory is capable of producing 3,000 pieces per month and our hard cover factory is capable of producing 1,500 pieces per month. Production at both factories can be increased within thirty days to facilitate volumes up to ten times the Chinese contract manufacturers’ current output without any stress on their capacity.

Management’s Discussion and Analysis and Results of Operations

The following management’s discussion and analysis (“MD&A”) should be read in conjunction with TruXmart, Ltd. financial statements for the years ended December 31, 2013 and December 31, 2012 and the Nine Months ended September 30, 2014 and September 30, 2013, and the notes thereto. Additional information relating toTruXmart, Ltd. (“TruXmart”) is available at www.truxmartcovers.com.

Safe Harbor for Forward-Looking Statements

Certain statements included in this MD&A constitute forward-looking statements, including those identified by the expressions anticipate, believe, plan, estimate, expect, intend, and similar expressions to the extent they relate to TruXmart Ltd. or its management. These forward-looking statements are not facts, promises, or guarantees; rather, they reflect current expectations regarding future results or events. These forward-looking statements are subject to risks and uncertainties that could cause actual results, activities, performance, or events to differ materially from current expectations. These include risks related to revenue growth, operating results, industry, products, and litigation, as well as the matters discussed in TruXmart’s MD&A under Risk Factors. Readers should not place undue reliance on any such forward-looking statements. TruXmart disclaims any obligation to publicly update or to revise any such statements to reflect any change in the Company’s expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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Overview

TruXmart was founded in 2011 to take advantage of the limited innovation provided by existing tonneau cover manufacturers.

In 2013, over 2,100,000 pickup trucks were sold in North America. Throughout their useful lives, it is estimated that over 75% of those vehicles sold on an annual basis will use some aftermarket bed cover. The tonneau cover segment of the automotive aftermarket earned revenues of $255 million in 2005 and has grown to approximately $500 Million in 2013. (See also“Competition and Market Share” in Risk Factors above.)

TruXmart has developed multiple products for all of the most prominent pick up trucks available in North America. Details of each product can be found at www.truxmartcovers.com.

Tonneau covers have remained much the same in price and design since 2005 with one main company controlling a majority of the tonneau cover market. This market segment is in need of a new innovative manufacturer of high quality, functional, and aggressively priced tonneau covers.

Shipments to U.S. customer are typically prepaid and currently shipped via UPS Ground. However, some customer’s ship using their own freight accounts for a discount to compensate for their incurred shipping costs. Clients within Canada can pick up orders at the TruXmart warehouse, for which they are offered a 4% freight discount. Alternatively, products can be delivered to local dealers using TruXmart company trucks or parcel carriers such as Can Par and FedEx.

Presently, our largest volume customers are online retailers as a group accounting for 54% of our total sales in 2014 through September 30, with one of them accounting for 43% of total sales and 81% of our online sales. We had two online retailers in 2012 increasing to five in 2013. Each order from these customers is shipped directly to the end user, for which we use UPS Ground. Our second largest customer accounting for 26% of our sales is our warehouse distributor in Quebec, Canada. This customer picks up their orders at our Ontario, Canada warehouse using their own trucks. (See above Risk Factors – Concentration of Risk – Distribution).

TruXmart online retailer sales are shipped primarily from our contracted third party distribution Depew, NY warehouse. Shipments from the Canadian warehouse to Canadian customers are subject to an additional shipping fee based on location as shipping within Canada is more expensive than the US.

TruXmart initially set up its distribution center in Depew, New York in 2013 to open up the US market to traditional product sales and distribution through common master warehouse distributors. Since master warehouse distributors can take some time to acquire as a customer, sales were compensated for by acquiring online retailers, which have proven to be more beneficial to TruXmart. Online retailers offer greater margins of profit, larger volumes, fewer returns and assistance in developing a “product brand” through their “direct to retail” sales. Typically, once market share is acquired through online retailers, master warehouse distributors are more receptive to carrying a product because the market has already been established.

Sales to online retailers were shipped out of the Buffalo warehouse and shipped primarily on our UPS ground account. All ancillary border costs are included in our pricing. Ground shipping, transfer, duty, and tax related expenses are included in our pricing. Import duties are paid for by the Company and then incorporated into our customer pricing. Import duties are paid for by TruXmart under an expense account and considered when pricing product to distributors.

Up until now, TruXmart has not utilized any forms of paid advertising through any forms of media. We print product brochures as required and have point of purchase displays for our customers’ showroom, if requested. We evaluate customer requests for co-operative promotions to put our products in their catalogues, distributed to their dealer network. All co-operative advertising is approved by TruXmart tailored for the customer. Co-operative advertising has only been done with our warehouse distributor in Quebec, Canada and is done once per year as a cost to put our product in their catalog distributed to their dealer base.

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Year Ended December 31, 2013 Compared to the Year Ended December 31, 2012

Revenue

For the year ended December 31, 2013, revenue generated from the entire line of TruXmart products was $465,800, as compared to $278,800 for the year ended, December 31, 2012. The year over year increase of approximately 67% was mainly attributable to the addition of new online retailers.

For the year ended December 31, 2013 revenue generated in Canada was $209,300 compared to $209,900 for the same period in 2012. For the year ended December 31, 2013 revenue generated in the United States was $256,500compared to $68,900 for the same period in 2012. This represents an increase of approximately 272% year over year. This large increase in the US is primarily attributable to the addition of online retailers.

In 2013 sales from online retailers of the TruXmart products increased from $36,424 in 2012 to $231,097 in 2013, an increase of over 600%. The online retailers accounted for over 47% of total revenue for the year ended December 31, 2013 compared to 13% for the year ended December 31, 2012. In 2012, TruXmart entered the U.S. market and a “sale” price was offered to entice new business as a “limited time” promotion. This was a $5 discount off of our wholesale price and the net discount was recorded in the sale price of the product. This discount was discontinued in 2013.

Distributor sales declined from 45% of total sales in 2012, to 34% in 2013.

In early 2012, TruXmart developed a distribution relationship with a prominent Canadian auto accessory distributor along with an additional distribution relationship in the United States. The additions of these distributors allowed TruXmart to deliver and present the Company’s products to a wider potential market. In 2012 the Company also developed relationships with small online retailers which also enhanced the potential reach for TruXmart products. The addition of another successful distributor relationship in 2013 can also be attributed to the growth of revenues from 2012 to 2013.

Currently, TruXmart has two major distributors in Canada, one in the United States, along with its own contracted distribution and inventory facility in Depew, NY. This does not include multiple independent online retailers.

Although TruXmart currently supports a total of 13 dealers and distributors, TruXmart believes the trend of increasing sales through online retailers will continue to outpace the traditional distribution business model. Moreover, reputable online retailer’s customers tend to provide larger sales volumes, greater margin of profit as well as greater protection against price erosion.

Cost of Sales

Cost of sales increased from $159,800 to $347,700, or 118%. This increase was primarily due to a corresponding increase in sales for the year. Our cost of sales, as a percentage of sales, was approximately 57% and 75% for the years ended December 31, 2012 and 2013, respectively.

Our cost of sales, as a percentage of gross sales was higher in 2013 because of the special introductory discounts offered to the online retailers’ customers to increase sales volumes. Our actual cost of sales on a per item basis increased approximately 24% year over year. This is due to an increase in U.S. sales where we use a warehouse that charges a per item pick fee that is allocated to Cost Of Goods Sold however also minimizes any warehouse wages and costs in the G & A. Compounded with the increased sales requiring individual shipping in the U.S. market our freight costs have increase by $54,484. Freight costs are 18% of our COGS whereas in 2012 it accounted for less than 6%. A portion of this increase, approximately $1,900 was a one time expense to move our inventory from a distribution warehouse in Buffalo, N.Y., to its current facility in Depew, N.Y.

TruXmart provides its distributors and online retailers an “all-in” wholesale price. This includes any import duty charges, taxes and shipping charges. Discounts are applied if the distributor or retailer chooses to use their own shipping process. Certain exceptions apply on rare occasions where product is shipped outside the contiguous United States or from the United States to Canada. Volume discounts are also offered to certain higher volume customers.

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General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2013 were $153,100 compared to $150,700 for the year ended December 31, 2012. The small increase was the result of several areas of expenses having significant offsetting swings. Our gain on foreign currency transactions increased $4,900, from $900 in 2012 to $5,800 in 2013. Foreign currency transactional gains were caused by a weaker USD through 2012, into 2013. TruXmart’s products are purchased in US dollars. Therefore, all US revenues are sold with no possibility of loss or gain, regardless of the USD volatility. However, it is advantageous to TruXmart when the CAD is “at par” or stronger than USD, which it was for some of 2012 – 2013. Our office and general expense decreased $19,000, from $73,700 to $52,400. Office and general expenses decreased into 2013 since most of TruXmart’s “start up” costs were realized and accrued in 2012, once TruXmart had established operations in USA and Canada in 2013, a decrease of G&A costs was expected and realized. Shipping and freight increased $16,000 from $35,600 to $51,200. Freight increased because we had an increase of sales from our online retailers who request us to pay to ship, via ground courier, from our warehouse, direct to their customers home or business. Their “cost” of our product includes this shipping charge, which we then later have to pay. Sales and marketing increased $20,000 from $14,400 to $34,000. Sales and marketing costs increased due co-operative advertising ventures with some of our warehouse distributors, where our line of products were actively marketed throughout our warehouse distributors dealer network, thereby effectively increasing brand awareness and sales.

Net Loss

Net loss for the year ended December 31, 2012 was ($33,500) compared to a net loss of ($36,900) for the year ended December 31, 2013. This small increase in the loss was almost entirely due to the increased General and Administrative Expenses, as our Gross Profit remained virtually constant.

Liquidity and Capital Resources

Cash Flow Activities

Cash increased $8,800 from $8,700 at December 31, 2012 to $17,500 at December 31, 2013. This increase was a result of a $4,000 increase in cash provided by operating activities; accounts receivable increasing $18,800 from $30,200 to $49,000; inventory decreasing $41,800 from $155,000 to $113,200 due to greater than expected sales and accounts payable decreasing $57,500 from $159,900 to $102,400. Our primary payable is for the container loads of product manufactured by our supplier. There is a 15-30 day period of time from when payment to our manufacturer is made to when a container of product and the receipt of that product arrives in our warehouse. The increases in inventory and accounts payable were directly related to two container loads of product shipped near year end, one paid for in full and the other with a deposit paid in December. One container landed on Jan. 2, 2014 and the other on Feb. 12, 2014.

Financing Activities

During 2012 and 2013 TruXmart funded working capital requirements principally through stockholder loans. At December 31, 2012, the loan balance was $19,000 which was repaid during 2013.During 2013 the Company was able to generate funds for operations and be less reliant on loans from its stockholder.

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013

Revenue

For the nine months ended September 30, 2014, revenue generated from the entire line of TruXmart products was $484,200 compared to $345,800 for the nine months ended September 30, 2013 The period over period increase of approximately 40% was mainly attributable to the addition of new online retailers. As well, the increase in sales was linear to the increase in overall stock. As TruXmart was able to carry, at times, larger inventory levels which was then used to increase sales from “online retailers” as well as fill “pending orders” (purchase orders we had placed on back order since we did not have stock to fill these orders) with our warehouse distributors. TruXmart has typically maintained “less than adequate” levels of inventory to fully realize true revenue potentials. As our inventory levels become stronger and more stable, our sales increase. In 2013, TruXmart had focused on increasing levels of inventory in both our Canadian warehouse and our third party logistics warehouse in Buffalo, N.Y., which lead to a 40% increase in revenue.

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Internet direct sales was $157,400 or 44% of our sales in 2013 and has grown to $279,000 or 54% of sales in 2014 whereas distributor sales have declined from 36% of total sales in 2013 to 34% in 2014. Internet direct sales increased because TruXmart’s online retailers are able to sell items based on our stock. Therefore, should TruXmart have a shortage of inventory on some of our fastest selling part numbers, the online retailers are able to adjust and focus their sales and marketing efforts to sell the products TruXmart has in stock. Whereas, warehouse distributors issue purchase orders usually for a broad spectrum of items, some or most of which TruXmart may not have sufficient inventory levels to fill. Therefore, online retailers are able to sell based on TruXmart’s actual inventory, whereas warehouse distributors order only what they require for stock, which requires TruXmart to maintain strong inventory levels to fulfill. TruXmart, throughout 2013 and 2014 has struggled to maintain sufficient inventory levels to allow us to fully and quickly fill warehouse distributor purchase orders. In the future, with funding, TruXmart can maintain a stronger inventory level so that orders from both online retailers and warehouse distributors can be fulfilled.

For the nine months ended September 30, 2014, revenue generated in Canada was $179,900 compared to $165,800 for the same period in 2013. This represents an increase of approximately 6% period over period.

For the nine months ended September 30, 2014, revenue generated in the United States was $308,300 compared to $180,000 for the same period in 2013. This represents an increase of approximately over 71% year over year.

Cost of Sales

Cost of sales increased from $260,900 to $344,000 or 32%. This increase was primarily due to a corresponding increase in sales for the period. Our cost of sales, as a percentage of sales, was approximately 71% and 75% for the nine months ended September 30, 2014 and 2013, respectively. TruXmarts cost of sales will typically increase with our sales and revenues because our cost of Freight, Warehousing, as well as General and Administrative expenses will increase to facilitate those sales. However, TruXmart’s cost of sales structure has been planned so to not increase “linear” with our sales and overall revenues. This is done because of TruXmart’s reliance on third party logistics and distribution warehouses that associates a “cost per sale”, which is built into our customers pricing. Therefore, should TruXmart experience an increase of sales, costs of those sales are only realized as those orders (sales) are processed and invoiced. Whereas, should TruXmart experience a period of time with lower sales, we realize far smaller expenses during those times as we do not have common overhead such as: rent, staff, machinery, utility bills, etc.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2014 were $170,100 compared to $114,600 for the same period 2013. The 48% increase was the result of several areas of expenses having significant increases. Our gain on foreign currency transactions increased $9,800 from $1,400 in 2013 to $11,200 in 2014. Our office and general expense decreased $3,600, from $39,700 to $36,100. Professional fees increased $43,500 from ($500) to $43,000 as a result of expenses related to preparing to become a public company. Shipping and freight increased $27,500 from $33,000 to $60,500. In 2013 and 2014, TruXmart freight costs increased in line with our increased sales revenue generated through online retail customers. Online retailers often request a “landed” price which means cost of product with shipping within the contiguous U.S. Sales and marketing increased 38,700 from 28,500 to 67,200, In November 2014, TruXmart displayed at SEMA (the largest automotive aftermarket trade show in North America) at the cost of approximately $55,000 of which $44,500 was prepaid by September 30, 2014.

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Net Loss

Net loss for the nine months ended September 30, 2013 was ($29,700) compared to a net loss of ($34,800) for the same period ended September 30, 2014. This 25% increase in the loss was almost entirely due to the increased General and Administrative Expenses, as our Gross Profit as a percentage of Sales rose from 24.5% to 29%.

Liquidity and Capital Resources

Cash Flow Activities

Cash increased $23,000 from $17,500 at September 30, 2013 to $40,500 at September 30, 2014. This increase was a result of accounts receivable increasing $1,800 from $30,200 to $32,000; inventory decreasing $89,000 from $155,000 to $66,000. Cash increased primarily as a result of lower inventory levels. Inventory levels were lower in 2014 because we diverted cash from sales to funding our appearance and exhibition at SEMA, instead of putting more product in stock. As a result of the SEMA show, we now have larger customers on deck for 2015.

Financing Activities

During the nine month periods ended September 30, 2014 and 2013 the Company became less reliant on loans from its shareholder as it was generating sufficient cash flows from operations.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, trade receivables, prepaid expenses, payables and accrued expenses, Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. We consider the carrying values of our financial instruments in the consolidated financial statements to approximate fair value, due to their short-term nature.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided for using straight-line methods over the estimated useful lives of the respective assets, usually three to seven years.

Valuation of Long-Lived Assets

We periodically evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. We do not believe that there has been any impairment to long-lived assets as of December 31, 2012 and 2013.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Regulation S-K Item 303(a)(4).

Recent Accounting Pronouncements

(See “Recently Issued Accounting Pronouncements” in Note 3 of Notes to the Financial Statements.)

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01. Changes in Registrant's Certifying Accountant

Current and Prior Auditor:

On December 9, 2014, as a result of the acquisition of FNHI by TruXmart, the Company dismissed B.F. Borgers, CPA, PC, as the independent auditor of FNHI effective immediately after the filing of the September 30, 2014 final stand alone Form 10-K which is expected to be filed on or before the due date of this filing of December 29, 2014.

During the Registrant's two most recent fiscal years and during any subsequent interim period prior to the December 9, 2014, dismissal as the Company's independent auditors, there were no disagreements with, B.F. Borgers, PC with respect to accounting or auditing issues of the type discussed in Item 304(a)(3) of Regulation S-K.

Newly Appointed Auditor:

On December 9, 2014, the Company's board of directors approved the engagement of the firm of HJ & Associates, L.L.C. as the Company's independent auditors effective December 16, 2014 Form 10-K. Such appointment was accepted by such firm.

During the Registrant's two most recent fiscal years or any subsequent interim period prior to engaging HJ & Associates, L.L.C., neither the Company nor anyone on the Company's behalf, had consulted with such firm regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-K.

On December 11, 2014, the Company provided B.F. Borgers, CPA. PC with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 Change in Control of Registrant. With the issuance of 37,700,000 shares of common stock in exchange for 100% of the common shares of TruXmart, the previously existing holders of capital stock of FNHI became minority holders of the capital stock of FNHI. The change of control of FNHI was effected by the cash purchase of 2,300,000 shares of FNHI capital stock by TruXmart on November 7, 2014 and by the issuance of newly issued shares of the Company to the former shareholders of TruXmart upon the acquisition without any other consideration.

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ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported in Form 8-K on November 12, 2014:

(a) Effective on November 7, 2014, Arnold Boisdrenghien (the then sole officer of FNH) resigned as an officer and was replaced by Mr. Steven Rossi. Mr. Boisdrenghien, on the same date, appointed Mr. Rossi as co-director.

(b) Upon the effectiveness of the Company’s Form 14-F Change of Control as filed with the Securities and Exchange Commission (November 24, 2014), Mr. Boisdrenghien’s resignation as the FNHI co-director became effective.

(c) Accordingly, Mr. Rossi became the President/Chief Executive Officer, Secretary and sole director of FNHI on November 24, 2014. Prior to the acquisition of the control block of shares on November 7, 2014, Mr. Rossi had no relationship with FNHI. He is also President/CEO and sole director of TruXmart.

(d) Mr. Steve Raivio and Mr. Lorenzo Rossi were elected as additional directors at a Board of Directors meeting on December 9, 2014. Mr. Raivio was also appointed as Chief Operating Officer at such meeting.

Name	Age	Position

Steven Rossi	29	President/Chief Executive Officer, Secretary and Director
Steve Raivio	45	Chief Operating Officer and Director
Lorenzo Rossi	58	Director

Steven Rossi

Mr. Rossi attended from the University of Toronto from 2005 to 2007, majoring in Life Science. He founded two companies in 2005 and 2006: 2230164 Ontario, Inc. and Scrap my Junk Car. Both businesses are still in operation and Mr. Rossi is not active in the business operations of them at this time. Mr. Rossi established, developed and ran both of these automotive related companies at the same time for five years. Since founding TruXmart, Mr. Rossi has been granted one U.S. Patent on tonneau cover design and has filed two more U.S. Patent applications. He licensed the first patent to TruXmart on an exclusive basis.

Steve Raivio

Mr. Raivio attended Mount Royal College from 1988 to 1989 and Southern Alberta Institute of Technology from 1990 to 1992. He was a General Manager at Video Kingdom from 1990 to 1995 and was involved in the Company’s growth from 2 to 27 stores. He was a manager at Mission plastics from 1995 to 1997. He began his experience in the motor vehicle market in 1997 as a General Manager for Focus Auto Design until 2002 He worked on the development of systems and procedures leading to the Company receiving ISO 9001 registration. Then as a Business Development Manager for Willpak Industries from 2002 to 2003, where he exhibited at SEMA and developed Kia Canada and an OEM customer; and as a General Manager at TGF Bumper & Fender from 2004 through 2010 where he developed the setup and logistics for product importation from Taiwan.

Lorenzo Rossi

Mr. Rossi received a Master of Education in 1995 from the University of Toronto and a Bachelor of Arts from Laurentian University in 1977. Since 2005 he has been the Computer Science & Communications Technology Department Head at the Cardinal Carter Academy for the Arts of the Toronto Catholic District Schools. Mr. Lorenzo Rossi is the father of Mr. Steven Rossi.

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Executive Compensation of TruXmart Officers

Mr. Steven Rossi became the sole officer of FNHI after the closing of the acquisition, namely November 7, 2014. The following table sets forth the compensation earned during the years ended December 31, 2013 and 2012 by TruXmart officers who became officers of the Company, respectively on November 7 and December 9, 2014:

					Long Term
					Compensation
					Awards
					Securities
	Annual Compensation 19				Underlying
Name and Principal Position	Salary ($)			Bonus ($)	Options
Steven Rossi, President	2014	*	$0**	$0	$0
	2013		$0**	$0
	2012		$0**	$0	$0
	2011		$0**	$0	$0

Steven Raivio, COO	2014	*	$16,150	$0	$0
	2013		$19,961	$0
	2012		$20,479	$0	$0
	2011		$4,504	$0	$0

______________

* - Through September 30, 2014

** - Mr. Rossi received no compensation from TruXmart but contributed services with a fair market value of $34,265 in the nine months of 2014; $32,400 in 2013; $50,200 in 2012 and $50,600 in 2011.

Related Party Transactions

1 - Steven Rossi is the owner of U.S. Patent #8,814,249 filed on October 26, 2012 and issued on May 1, 2014. TruXmart paid $7,718 in patent filing expenses. TruXmart licenses this patent from Mr. Rossi.

2 - TruXmart recorded the fair value of services rendered and contributed to the Company in the amount of $48,548 for the year ended 12/31/2013and $50,219 for the year ended 12/31/2012 and $34,265 for the nine months ended September 30, 2014.In addition, TruXmart applied $16,146 of the $48,548 in 2013 and $20,471 of the $34,265 for the nine months ended September 30, 2014 to the shareholder loan account.

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year

As a result of this acquisition, FNHI has adopted December 31 as its fiscal year end and will be filing, no later than December 29, 2014, its last standalone 10-K for the fiscal year ended September 30, 2014. The first consolidated FNHI-TruXmart post-acquisition report will be the Form 10-K for the fiscal year end December 31, 2014 on or before March 30, 2015.

ITEM 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Company has not adopted a written code of ethics.

ITEM 5.06 Change in Shell Company Status.

Item 2.01 of this Form 8-K is incorporated herein by reference.  Following the transactions described in Item 2.01 of this report on Form 8-K, FNHI is no longer a shell company, as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

A. Financial Statements of Business Acquired

TruXmart Financial Statements for the years ended December 30, 2013 and 2012, with independent auditors report and for the nine months ended September 30, 2014 and 2013 (including Balance Sheets, Statement of Operations, Statements of Shareholders' Equity, Statement of Cash Flows, and Notes to Consolidated Financial Statements) filed hereto start on page F-1 of this Form 8-K.

20

B. Pro Forma Financial Information

Unaudited Pro Forma Condensed Financial Statements of FNHI (consolidated) and TruXmart, (including Balance Sheet), Statement of Operations and Notes to Pro Form Financial Statements) as of and for the year ended September 30, 2014 and December 31, 2013, respectively; Unaudited Pro Forma Condensed Statement of Operations and Notes to Pro Form Financial Statements for the nine months ended June 30, 2014 and September 30, 2014, respectively filed hereto.

C. Exhibits

Exhibit No.	Description

10.1	Definitive Share Exchange Agreement, dated as of December 16, 2014, by and among the Company and TruXmart, Ltd. (filed as Exhibit 10.1 to Form 8-K, filed on December 17, 2014, and incorporated herein by reference.)

10.2	Patent License Agreement dated November 26, 2014 (filed as Exhibit 10.2 to Form 8-K, filed on December 17, 2014, and incorporated herein by reference.)

10.3

10.2 Consulting Agreement Between TruXmart, Ltd. And Belair Capital Markets dated November 11 2014 (filed as Exhibit 10.3 to Form 8-K, filed on December 17, 2014, and incorporated herein by reference.)

10.4	Shipping Agreement with Federal Express (FedEX) dated September 26, 2014 (filed as Exhibit 10.4 to Form 8-K, filed on December 17, 2014, and incorporated herein by reference.)

10.5	Shipping Agreement with United Parcel Service (UPS) dated March 31, 2014 (filed as Exhibit 10.5 to Form 8-K, filed on December 17, 2014, and incorporated herein by reference.)

10.6	Warehousing and Shipping with JBF Express dated June 24, 2013 (filed as Exhibit 10.6 to Form 8-K, filed on December 17, 2014, and incorporated herein by reference.)

10.7	Form of the Continuous Importation Bond with Globe Express Services dated January 4, 2014 (filed as Exhibit 10.7 to Form 8-K, filed on December 17, 2014, and incorporated herein by reference.)

16.1	B.F. Borgers, CPA. PC letter regarding change of independent auditors effective upon filing of Company’s Form 10-K for period ended September 30, 2014 (filed as Exhibit 16.1 to Form 8-K, filed on December 17, 2014, and incorporated herein by reference.)

21

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE HOLDINGS INTERNATIONAL, INC.

January 7, 2015	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	President/Chief Executive Officer

22

Financial Statements

TruXmart Ltd.

For the Years Ended December 31, 2013 and 2012

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

TruXmart Ltd.

Pickering, Ontario, Canada

We have audited the accompanying balance sheets of TruXmart Ltd. as of December 31, 2013 and 2012, and the related statements of operations, comprehensive loss and deficit, shareholder’s' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audits provide a reasonable basis for our opinion.In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TruXmart Ltd. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

December 17, 2014

F-2

TruXmart Ltd.

Balance Sheets as at December 31, 2013 and 2012

	2013	2012
Assets

Current Assets
Cash and cash equivalents	$17,517	$8,677
Accounts receivable	30,233	48,989
Inventory (note 4)	155,005	113,222
Prepaid expenses and deposits	1,520	481
	204,275	171,369

Capital Assets (note 5)	229	438

Intangible Assets (note 6)	7,718	5,776

	$212,222	$177,583

Liabilities

Current Liabilities
Accounts payable and accrued liabilities	$159,900	$102,443
Income taxes payable (note 11)	6,316	4,757
Shareholder loan (note 7)	-	19,040
	166,216	126,240

Shareholder's Equity

Share Capital (note 8)	100	100

Capital Surplus (note 10)	133,172	100,770

Cumulative Translation Adjustment	(2,429)	(1,625)

Deficit	(84,837)	(47,902)

	46,006	51,343

	$212,222	$177,583

The accompanying notes form an integral part of these financial statements.

F-3

TruXmart Ltd.

Statements of Operations, Comprehensive Loss and Deficit

For the years ended December 31, 2013 and 2012

	2013	2012

Sales	$465,812	$278,815

Cost of Goods Sold	347,749	159,845

Gross Profit	118,063	118,970

Expenses

Amortization	209	209
Bad debts	-	748
Bank charges and interest	2,671	2,824
Loss (gain) on foreign exchange	(5,852)	(915)
Office and general	52,395	73,748
Professional fees	1,398	2,410
Product development	659	2,041
Rent and utilities	16,325	19,661
Shipping and freight	51,243	35,596
Sales and marketing	34,023	14,368

	153,071	150,690

Loss before Income Taxes	(35,008)	(31,720)

Provision for Income Taxes	1,927	1,737

Net Loss for the year	(36,935)	(33,457)

Other Comprehensive Loss
Currency translation adjustment	(804)	(16)

Comprehensive Loss for the year	$(37,739)	$(33,473)

Deficit - beginning of year	$(47,902)	$(14,445)

Net Loss for the year	(36,935)	(33,457)

Deficit - end of year	$(84,837)	$(47,902)

The accompanying notes form an integral part of these financial statements.

F-4

TruXmart Ltd.

Statements of Shareholder's Equity

For the years ended December 31, 2013 and 2012

	Number of Common Shares	Issued Capital	Capital Surplus	Cumulative Translation Adjustment	Retained Earnings (Deficit)	Total Equity

Balance at January 1, 2012	100	$100	$50,551	$(1,609)	$(14,445)	$34,597

Fair value of services rendered by shareholder	-	-	50,219	-	-	50,219

Net loss for the year	-	-	-	-	(33,457)	(33,457)

Other comprehensive loss for the year	-	-	-	(16)	-	(16)

Balance at December 31, 2012	100	$100	$100,770	$(1,625)	$(47,902)	$51,243

Fair value of services rendered by shareholder	-	-	32,402	-	-	32,402

Net loss for the year	-	-	-	-	(36,935)	(36,935)

Other comprehensive loss for the year	-	-	-	(804)	-	(804)

Balance at December 31, 2013	100	$100	$133,172	$(2,429)	$(84,837)	$46,006

The accompanying notes form an integral part of these financial statements.

F-5

TruXmart Ltd.

Statements of Cash Flows

For the years ended December 31, 2013 and 2012

	2013	2012
Operating Activities

Comprehensive Loss for the year	$(37,739)	$(33,473)
Items not involving cash:
Amortization	209	209
Fair value of services rendered by shareholder	48,548	50,219

	11,018	16,955

Net changes in non-cash working capital:

Decrease (increase) in accounts receivable	18,756	(35,275)
Decrease (increase) in inventory	(41,783)	16,755
Decrease (increase) in prepaid expenses	(1,039)	227
Increase (decrease) in income taxes payable	1,559	1,804
Increase (decrease) in accounts payable and accrued liabilities	57,457	41,459

	34,950	24,970

Cash provided by operating activities	45,968	41,925

Investing Activities

Capital assets	-	-
Intangible assets	(1,942)	(5,776)

Cash used in investing activities	(1,942)	(5,776)

Financing Activities

Payments to related parties	(35,814)	(94,131)
Proceeds from related parties	628	62,308

Cash used in financing activities	(35,186)	(31,823)

Change in cash	8,840	4,326

Cash and cash equivalents - beginning of year	8,677	4,351

Cash and cash equivalents - end of year	$17,517	$8,677

The accompanying notes form an integral part of these financial statements.

F-6

TruXmart Ltd.

Notes to the Financial Statements

For the years ended December 31, 2013 and 2012

1.	Nature of Operations

The Company was incorporated under the laws of the Ontario Business Corporations Act on December 13, 2011. The head office of the Company is located at 1895 Clements Road, Unit 155, Pickering, Ontario, Canada.

The Company designs and distributes truck tonneau covers in Canada and the United States.

2.	Basis of Presentation

a) Statement of Compliance

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") as issued by the Financial Accounting Standards Board ("FASB").

b) Basis of Measurement

The Company's financial statements have been prepared on the historical cost basis.

c) Functional and Presentation Currency

These financial statements are presented in United States Dollars. The functional currency of the Company is the Canadian Dollar.

d) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3.	Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents includes cash on account and demand deposits with reputable financial institutions.

Inventory

Inventory is stated at the lower of cost and market, with cost being determined by the first-in, first-out (FIFO) basis. Cost includes the cost of materials plus direct labour applied to the product.

F-7

TruXmart Ltd.

Notes to the Financial Statements

For the years ended December 31, 2013 and 2012

3.	Significant Accounting Policies (continued)

Revenue Recognition

Sales are recognized when products are shipped, with no right of return, and the title and risk of loss has passed to unaffiliated customers or when they are delivered based on the terms of the sale, there is persuasive evidence of an agreement, the price is fixed or determinable and collectibility is reasonably assured. Revenue related to shipping and handling costs billed to customers is included in net sales and the related shipping and handling costs are included in cost of products sold.

Capital Assets

Capital assets are recorded at cost and are amortized using the straight line method over the estimated useful lives:

Furniture and equipment	5 years
Computers	3 years

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income, and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB ASC 740. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities.

Foreign Currency Translation

Transactions denominated in foreign currencies are initially recorded in the functional currency using exchange rates in effect at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using exchange rates prevailing at the end of the reporting period. All exchange gains and losses are included in the statement of operations and deficit.

For the purpose of presenting financial statements in United States Dollars, the assets and liabilities are expressed in United States Dollars using exchange rates prevailing at the end of the reporting period. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuated significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognized in other comprehensive loss and reported as cumulative translation adjustment in shareholder's equity.

F-8

TruXmart Ltd.

Notes to the Financial Statements

For the years ended December 31, 2013 and 2012

3.	Significant Accounting Policies (continued)

Financial Instruments

Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) 825, Disclosures about Fair Value of Financial Instruments, requires disclosures of the fair value of financial instruments. The carrying value of the Company’s current financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and shareholder loan, approximates their fair values because of the short-term maturities of these instruments.

Measurement

The Company initially measures its financial instrument at fair value, except for certain non-arm's length transactions.

The Company subsequently measures all its financial assets and financial liabilities at amortized cost, except for investments in equity instruments that are quoted in an active market, which are measured at fair value. Changes in fair value are recognized in earnings for the period in which they occur.

Financial assets measured at amortized cost include cash and cash equivalents and accounts receivable.

Financial liabilities measured at amortized cost include accounts payable and accrued liabilities, and shareholder loan.

Impairment

Financial assets measured at cost are tested for impairment when there are indicators of impairment. The amount of the write-down is recognized in earnings for the period. The previously recognized impairment loss may be reversed to the extent of the improvement, directly or by adjusting the allowance account, provided it is no greater than the amount that would have been reported at the date of the reversal had the impairment not been recognized previously. The amount of the reversal is recognized in earnings for the period.

Transaction costs

The entity recognizes its transaction costs in net income in the period incurred. However, financial instruments that will not be subsequently measure at fair value are adjusted by the transaction costs that are directly attributable to their origination, issuance or assumption.

Impairment of Long-Lived Assets

A long-lived asset is tested for impairment whenever events or changes in circumstances indicate that its carrying value amount may not be recoverable. An impairment loss is recognized when the carrying amount of the asset exceeds the sum of the undiscounted cash flows resulting from its use and eventual disposition. The impairment loss is measured as the amount by which the carrying amount of the long-lived assets exceeds its fair value.

F-9

TruXmart Ltd.

Notes to the Financial Statements

For the years ended December 31, 2013 and 2012

3.	Significant Accounting Policies (continued)

Related Party Transactions

All transactions with related parties are in the normal course of operations and are measured at the exchange amount.

Intangible Assets

The useful life of intangible assets is assessed as either finite or indefinite. Following the initial recognition, intangible assets are carried at cost less any accumulated amortization and accumulated impairment losses, if any.

Intangible assets with finite useful lives are carried at cost less accumulated amortization. Amortization is calculated using the straight line method over the estimated useful lives.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis. If impairment indicators are present, these assets are subject to an impairment review. Any loss resulting from impairment of intangible assets is expensed in the period the impairment is identified.

Recent Accounting Pronouncements

The Company has considered recent accounting pronouncements during the preparation of these financial statements and does not expect any recent accounting pronouncements to have a material effect on its financial statements.

4.	Inventory

Inventory is comprised of:

	2013	2012

Finished goods	$151,805	$110,148
Promotional items	1,168	1,168
Raw materials	2,032	1,906

	$155,005	$113,222

F-10

TruXmart Ltd.

Notes to the Financial Statements

For the years ended December 31, 2013 and 2012

5.	Capital Assets

Major classes of capital assets are as follows:

	2013
	Cost	Accumulated Amortization	Net	2012 Net

Furniture and equipment	$202	$121	$81	$122
Computers	506	358	148	316

	$708	$479	$229	$438

6.	Intangible Assets

Intangible assets consist of costs incurred to establish the TruXmart Tri-Fold and Smart Fold patent technology. As at December 31, 2013, the patent is still pending and therefore has not been amortized during the period and no impairment charge has been recorded. The patent was issued August 26, 2014.

7.	Shareholder Loan

During the year ended December 31, 2011, the Company received funding from its shareholder and director for the purposes of purchasing inventory and funding working capital requirements. The loan had no specific terms of repayment and was non-interest bearing. During the year ended December 31, 2013, the loan was repaid in full.

8.	Share Capital

The Company is authorized to issue an unlimited number of Class A common shares. The holders of the Class A common shares are entitled to receive dividends as declared from time to time, and are entitled to one vote per share at meetings of the Company. All shares are ranked equally with regards to the Company's residual assets.

As at December 31, 2013, the Company's authorized, issued and outstanding share capital is as follows:

	2013	2012

100 Class A common shares	$100	$100

As at December 31, 2013, the Company's net loss per weighted average number of shares outstanding is as follows:

	2013	2012

Net loss for the year	$(36,935)	$(33,457)

Weighted average number of shares (basic and diluted)	100	100

Loss per weighted average share (basic and diluted)	$(369)	$(335)

F-11

TruXmart Ltd.

Notes to the Financial Statements

For the years ended December 31, 2013 and 2012

9.	Related Party Transactions

During the year ended December 31, 2013, the Company recorded office and general expenses of $48,548 (2012 - $50,219) related to the fair market value of services rendered to the Company by its shareholder. Of this amount, $32,402 (2012 - $50,219) was charged to capital surplus and $16,146 (2012 - $Nil) was charged to the shareholder loan account.

10.	Capital Surplus

Balance - December 31, 2011	$50,551
Fair value of services rendered by shareholder	50,219

Balance - December 31, 2012	100,770
Fair value of services rendered by shareholder	32,402

Balance - December 31, 2013	$133,172

11.	Income Taxes

The income tax expense is reconciled per the schedule below:

	2013	2012

Net loss before income taxes	$(35,008)	$(31,720)

Fair value of services rendered by shareholder	48,548	50,219
Capital assets	55	(147)
Non-deductible portion of meals and entertainment	27	51
Other adjustments	(1,190)	(7,197)

Adjusted net income for tax purposes	12,432	11,206

Statutory rate	15.50%	15.50%

Provision for income taxes	$1,927	$1,737

12.	Financial Instruments

Credit Risk

The Company is exposed to credit risk on the accounts receivable from its customers. In order to reduce its credit risk, the Company has adopted credit policies which include the analysis of the financial position of its customers and the regular review of their credit balances. The Company incurred bad debt expense of $-Nil during the year ended December 31, 2013 (2012 - $748).

F-12

TruXmart Ltd.

Notes to the Financial Statements

For the years ended December 31, 2013 and 2012

12.	Financial Instruments (continued)

Currency Risk

The Company is exposed to currency risk on its sales and purchases denominated in Canadian Dollars. The Company actively manages these risks by adjusting its pricing to reflect currency fluctuations and purchasing foreign currency at advantageous rates.

As at December 31, 2013, cash includes 15,538 Canadian Dollars, accounts receivable includes 15,460 Canadian Dollars, accounts payable and accrued expenses include 45,442 Canadian Dollars and income taxes payable includes 6,718 Canadian Dollars.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its obligations associated with financial liabilities. The Company relies on cash flows generated from operations as well as injections of capital from its shareholder to settle its liabilities when they become due.

Interest Rate Risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

Concentration of Supplier Risk

The Company purchases all of its inventory from one supplier source in Asia. The Company carries significant strategic inventories of these materials to reduce the risk associated with this concentration of suppliers. Strategic inventories are managed based on demand. To date, the Company has been able to obtain adequate supplies of the materials used in the production of its products in a timely manner from existing sources. The loss of this key supplier or a delay in shipments could have an adverse effect on its business.

Concentration of Customer Risk

The following table includes the percentage of the Company's sales to significant customers for the fiscal years ended December 31, 2013 and 2012. A customer is considered to be significant if they account for greater than 10% of the Company's annual sales.

	2013	2012

Customer A	25.6	8.8
Customer B	24.2	35.1
Customer C	15.8	-
Customer D	6.0	12.6

	71.6	56.5

The loss of any of these key customers could have an adverse effect on the Company's business.

F-13

TruXmart Ltd.

Notes to the Financial Statements

For the years ended December 31, 2013 and 2012

13.	Evaluation of Subsequent Events

Subsequent to December 31, 2013, the Company:

a) Issued 4,691 Class A common shares of the Company, to is existing shareholder as settlement of debt due to the shareholder in the amount of $4,286 (4,691 Canadian Dollars)).

b) Entered into a License Agreement whereby the Company was granted an exclusive license under Patent Rights to make, use, offer for sale, import or sell a proprietary latching system developed and patented by the Company's shareholder (the "Licensor"). The License Agreement allows the Company to manufacture or sub-license the patented latching system and provide services utilizing the patented latching system within the United States and its territories and possessions and any foreign countries where Patent Rights exist. The License Agreement does not require the payment of license issue fees or royalties, however, the Company will be required to maintain any fees or costs associated to keep the patent active. The License Agreement will be in effect for the life of the last-to-expire patent or last-to-be-abandoned patent application licensed under this Agreement, whichever is later. The Company will have the right to terminate the Agreement in whole or as to any portion of Patent Rights at any time by giving such notice to the Licensor. Should the Company violate or fail to perform any term of this Agreement, the Licensor may give written notice of such default ("Notice of Default") to the Company. Should the Company fail to repair such default within sixty days, of the effective date of such notice, the Licensor will have the right to terminate the License Agreement and the licenses therein by a second written notice ("Notice of Termination") to the Company. If a Notice of Termination is sent to the Company, the License Agreement will automatically terminate on the effective date of such notice.

c) Entered into an agreement (the "Advisory Agreement") for the provision of corporate advisory services including, but not limited to, the completion of a Going Public Transaction. Pursuant to the Advisory Agreement, the Company will pay a monthly fee of 5,000 Canadian Dollars (the "Advisory Fee") until May 1, 2016 unless the Advisory Agreement is extended by mutual agreement of the parties. Payment of the Advisory Fee will be deferred until such time as a Going Public Transaction is completed and the Company raises not less than 400,000 Canadian Dollars in its sales of stock and/ or other securities. The Advisory Agreement can be terminated for any reason by either party with ninety days written notice submitted by the party requesting the cancellation. In the event that the cancellation is for cause, the notification period can be reduced to thirty days subject to certain procedural requirements as defined in the Advisory Agreement.

d) Acquired 2,300,000 common shares of Franchise Holdings International Inc. ("NH") from eight separate parties for aggregate consideration of $215,000. The purchase was funded through debt payable to a third-party. The debt is non-interest bearing and does not have any formal terms of repayment. However, the Company expects to re-pay the debt using proceeds from future sales in its stock and/ or other securities following completion of a Going Public Transaction.

F-14

TruXmart Ltd.

Notes to the Financial Statements

For the years ended December 31, 2013 and 2012

13.	Evaluation of Subsequent Events (continued)

e) Entered into a Definitive Share Exchange Agreement (the "Share Exchange Agreement") with its sole shareholder and FNHI, whereby the Company's shareholder will exchange all of the issued and outstanding Class A common shares of the Company for 40,000,000 shares of FNHI's common stock (the "Share Exchange"). Following completion of the Share Exchange Agreement, the Company will become a wholly-owned subsidiary of FNHI, and the Company's shareholder will own 40,000,000 of the 40,540,864 issued and outstanding shares of FNHI's common stock representing an ownership interest of 98.6659%.

The Company has evaluated subsequent events through December 17, 2014, which is the date the financial statements were available to be issued.

F-15

Interim Financial Statements

TruXmart Ltd.

For the Nine Months Ended September 30, 2014 and 2013

INDEX

Balance Sheets	F-17

Statements of Operations and Other Comprehensive Loss	F-18

Statements of Cash Flows	F-19

Notes to the Interim Financial Statements	F-20-F-24

F-16

TruXmart Ltd.

Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets

Current Assets
Cash and cash equivalents	$40,522	$17,517
Accounts receivable	32,000	30,233
Inventory (note 4)	66,020	155,005
Prepaid expenses and deposits	48,141	1,520
	186,683	204,275

Capital Assets	73	229

Intangible Assets (note 5)	7,718	7,718

	$194,474	$212,222

Liabilities

Current Liabilities
Accounts payable and accrued liabilities	$159,384	$159,900
Income taxes payable	5,808	6,316
Shareholder loan (note 6)	-	-
	165,192	166,216

Shareholder's Equity

Share Capital (note 7)	4,386	100

Capital Surplus	146,966	133,172

Cumulative Translation Adjustment	(7,354)	(2,429)

Deficit	(114,716)	(84,837)

	29,282	46,006

	$194,474	$212,222

The accompanying notes form an integral part of these financial statements.

F-17

TruXmart Ltd.

Statements of Operations and Other Comprehensive Loss

For the nine month periods ended September 30, 2014 and 2013

	2014	2013
	(Unaudited)	(Unaudited)

Sales	$484,218	$345,775

Cost of Goods Sold	343,956	260,898

Gross Profit	140,262	84,877

Expenses

Amortization	156	157
Bank charges and interest	2,620	2,170
Loss (gain) on foreign exchange	(11,228)	(1,443)
Office and general	36,072	39,699
Professional fees	42,989	(544)
Product development	4,738	659
Rent and utilities	11,712	12,324
Shipping and freight	60,486	33,039
Sales and marketing	22,596	28,543

	170,141	114,604

Loss before Income Taxes	(29,879)	(29,727)

Provision for Income Taxes	-	-

Net Loss for the period	(29,879)	(29,727)

Other Comprehensive Loss
Currency translation adjustment	(4,925)	(10)

Comprehensive Loss for the period	$(34,804)	$(29,737)

The accompanying notes form an integral part of these financial statements.

F-18

TruXmart Ltd.

Statements of Cash Flows

For the nine month periods ended September 30, 2014 and 2013

	2014	2013
	(Unaudited)	(Unaudited)
Operating Activities

Comprehensive Loss for the period	$(34,804)	$(29,737)
Items not involving cash:
Amortization	156	157
Fair value of services rendered by shareholder	34,265	36,411

	(383)	6,831

Net changes in non-cash working capital:

Decrease (increase) in accounts receivable	(1,767)	13,594
Decrease (increase) in inventory	88,985	44,966
Decrease (increase) in prepaid expenses	(46,621)	(68)
Increase (decrease) in income taxes payable	(508)	(163)
Increase (decrease) in accounts payable and accrued liabilities	(516)	(17,561)

	39,573	40,768

Cash provided by operating activities	39,190	47,599

Investing Activities

Intangible assets	-	(1,942)

Cash used in investing activities	-	(1,942)

Financing Activities

Payments to related parties	(22,406)	(23,049)
Proceeds from related parties	6,221	-

Cash used in financing activities	(16,185)	(23,049)

Change in cash	23,005	22,608

Cash and cash equivalents - beginning of period	17,517	8,677

Cash and cash equivalents - end of period	$40,522	$31,285

Significant Non-Cash Transactions Not Disclosed Above

Class A Common Shares issued for settlement of debt	$4,286	$-

The accompanying notes form an integral part of these financial statements.

F-19

TruXmart Ltd.

Notes to the Financial Statements

For the nine months ended September 30, 2014 and 2013

1.	Nature of Operations

The Company was incorporated under the laws of the Ontario Business Corporations Act on December 13, 2011. The head office of the Company is located at 1895 Clements Road, Unit 155, Pickering, Ontario, Canada.

The Company designs and distributes truck tonneau covers in Canada and the United States.

2.	Basis of Presentation

a) Statement of Compliance

The Company's interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") as issued by the Financial Accounting Standards Board ("FASB"). The Company's fiscal year end is December 31.

The interim consolidated financial statements have been prepared without audit in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q. They do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2013.

The interim consolidated financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s consolidated financial position as of September 30, 2014, the results of its operations for the nine months ended September 30, 2014 and 2013, and its consolidated cash flows for the nine months ended September 30, 2014 and 2013. The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the results to be expected for future quarters or the full year ending December 31, 2014.

b) Basis of Measurement

The Company's interim financial statements have been prepared on the historical cost basis.

c) Functional and Presentation Currency

These interim financial statements are presented in United States Dollars. The functional currency of the Company is the Canadian Dollar.

d) Use of Estimates

The preparation of interim financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

F-20

TruXmart Ltd.

Notes to the Financial Statements

For the nine months ended September 30, 2014 and 2013

3.	Significant Accounting Policies

The accounting polices used in the preparation of these interim financial statements are consistent with those of the Company's audited financial statements for the year ended December 31, 2013.

4.	Inventory

Inventory is comprised of:

	September 30, 2014	December 31, 2013

Finished goods	$62,950	$151,805
Promotional items	1,026	1,168
Raw materials	2,044	2,032

	$66,020	$155,005

5.	Intangible Assets

Intangible assets consist of costs incurred to establish the TruXmart Tri-Fold and Smart Fold patent technology. The patent was issued August 26, 2014. No amortization has been recorded as of September 30, 2014 due to the immaterial amount.

6.	Shareholder Loan

During the period ended September 30, 2014, the Company received aggregate advances of $6,221 (2013 - $Nil) and made aggregate payments of $22,406 (2013 - $23,049) with its sole shareholder. The advances were non-interest bearing and payable on demand. Also during the period ended September 30, 2014, the Company issued 4,691 Class A common shares of the Company as settlement of debt owed to the shareholder (see note 7).

7.	Share Capital

The Company is authorized to issue an unlimited number of Class A common shares. The holders of the Class A common shares are entitled to receive dividends as declared from time to time, and are entitled to one vote per share at meetings of the Company. All shares are ranked equally with regards to the Company's residual assets.

During the period ended September 30, 2014, the Company issued 4,691 Class A common shares of the Company to settle debt of 4,691 Canadian Dollars ($4,286) owed to the Company's shareholder.

F-21

TruXmart Ltd.

Notes to the Financial Statements

For the nine months ended September 30, 2014 and 2013

7.	Share Capital (continued)

As at September 30, 2014 and December 31, 2013, the Company's authorized, issued and outstanding share capital is as follows:

	2014	2013

4,791 Class A common shares (2013 - 100)	$4,386	$100

As at September 30, 2014 and 2013 the Company's net loss per weighted average number of shares outstanding is as follows:

	2014	2013

Net loss for the period	$(29,879)	$(29,727)

Weighted average number of shares (basic and diluted)	2,677	100

Loss per weighted average share (basic and diluted)	$(11)	$(297)

8.	Related Party Transactions

During the period ended September 30, 2014, the Company recorded office and general expenses of $34,265 (2013 - $36,411) related to the fair market value of services rendered to the Company by its shareholder. Of this amount, $13,794 (2013 - $32,402) was charged to capital surplus and $20,471 (2013 - $4,009) was charged to the shareholder loan account.

9.	Financial Instruments

Credit Risk

The Company is exposed to credit risk on the accounts receivable from its customers. In order to reduce its credit risk, the Company has adopted credit policies which include the analysis of the financial position of its customers and the regular review of their credit balances. The Company incurred bad debt expense of $Nil during the period ended September 30, 2014 (2013 - $Nil).

Currency Risk

The Company is exposed to currency risk on its sales and purchases denominated in Canadian Dollars. The Company actively manages these risks by adjusting its pricing to reflect currency fluctuations and purchasing foreign currency at advantageous rates.

As at September 30, 2014, cash includes 14,116 Canadian Dollars, accounts receivable includes 11,710 Canadian Dollars, accounts payable and accrued expenses include 44,268 Canadian Dollars and income taxes payable includes 6,505 Canadian Dollars.

F-22

TruXmart Ltd.

Notes to the Financial Statements

For the nine months ended September 30, 2014 and 2013

9.	Financial Instruments (continued)

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its obligations associated with financial liabilities. The Company relies on cash flows generated from operations as well as injections of capital from its shareholder to settle its liabilities when they become due.

Interest Rate Risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

Concentration of Supplier Risk

The Company purchases all of its inventory from one supplier source in Asia. The Company carries significant strategic inventories of these materials to reduce the risk associated with this concentration of suppliers. Strategic inventories are managed based on demand. To date, the Company has been able to obtain adequate supplies of the materials used in the production of its products in a timely manner from existing sources. The loss of this key supplier or a delay in shipments could have an adverse effect on its business.

10.	License Agreement

During the period ended September 30, 2014, the Company entered into a License Agreement whereby the Company was granted an exclusive license under Patent Rights to make, use, offer for sale, import or sell a proprietary latching system developed and patented by the Company's shareholder (the "Licensor"). The License Agreement allows the Company to manufacture or sub-license the patented latching system and provide services utilizing the patented latching system within the United States and its territories and possessions and any foreign countries where Patent Rights exist. The License Agreement does not require the payment of license issue fees or royalties, however, the Company will be required to maintain any fees or costs associated to keep the patent active. The License Agreement will be in effect for the life of the last-to-expire patent or last-to-be-abandoned patent application licensed under this Agreement, whichever is later. The Company will have the right to terminate the Agreement in whole or as to any portion of Patent Rights at any time by giving such notice to the Licensor. Should the Company violate or fail to perform any term of this Agreement, the Licensor may give written notice of such default ("Notice of Default") to the Company. Should the Company fail to repair such default within sixty days, of the effective date of such notice, the Licensor will have the right to terminate the License Agreement and the licenses therein by a second written notice ("Notice of Termination") to the Company. If a Notice of Termination is sent to the Company, the License Agreement will automatically terminate on the effective date of such notice.

F-23

TruXmart Ltd.

Notes to the Financial Statements

For the nine months ended September 30, 2014 and 2013

11.	Commitments

During the period ended September 30, 2014, the Company entered into an agreement (the "Advisory Agreement") for the provision of corporate advisory services including, but not limited to, the completion of a Going Public Transaction. Pursuant to the Advisory Agreement, the Company will pay a monthly fee of 5,000 Canadian Dollars (the "Advisory Fee") until May 1, 2016 unless the Advisory Agreement is extended by mutual agreement of the parties. Payment of the Advisory Fee will be deferred until such time as a Going Public Transaction is completed and the Company raises not less than 400,000 Canadian Dollars in its sales of stock and/ or other securities. The Advisory Agreement can be terminated for any reason by either party with ninety days written notice submitted by the party requesting the cancellation. In the event that the cancellation is for cause, the notification period can be reduced to thirty days subject to certain procedural requirements as defined in the Advisory Agreement.

12.	Evaluation of Subsequent Events

Subsequent to September 30, 2014, the Company:

a) Acquired 2,300,000 common shares of Franchise Holdings International Inc. ("NH") from eight separate parties for aggregate consideration of $215,000. The purchase was funded through debt payable to a third-party. The debt is non-interest bearing and does not have any formal terms of repayment. However, the Company expects to re-pay the debt using proceeds from future sales in its stock and/ or other securities following completion of a Going Public Transaction.

b) Entered into a Definitive Share Exchange Agreement (the "Share Exchange Agreement") with its sole shareholder and FNHI, whereby the Company's shareholder will exchange all of the issued and outstanding Class A common shares of the Company for 40,000,000 shares of FNHI's common stock (the "Share Exchange"). Following completion of the Share Exchange Agreement, the Company will become a wholly-owned subsidiary of FNHI, and the Company's shareholder will own 40,000,000 of the 40,540,864 issued and outstanding shares of FNHI's common stock representing an ownership interest of 98.6659%.

The Company has evaluated subsequent events through December 17, 2014, which is the date the financial statements were available to be issued. :

F-24

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition transaction (the "Reverse Acquisition") between Franchise Holdings International Inc. ("FNHI") and TruXmart Ltd. ("TruXmart"). In the Reverse Acquisition, FNHI issued 37,700,000 shares of its common stock to the sole shareholder of TruXmart in exchange for all of the issued and outstanding Class A common shares of TruXmart, which resulted in TruXmart becoming a wholly-owned subsidiary of FNHI. As owners and management of TruXmart have voting and operating control of FNHI following the Reverse Acquisition, the transaction is accounted for as a reverse acquisition.

The unaudited pro forma consolidated financial statements presented below are prepared by applying the acquisition method of accounting to a business combination that is a reverse acquisition. Pro forma adjustments which give effect to certain transactions occurring as a direct result of the Reverse Acquisition are described in the accompanying unaudited notes presented on the following pages. The accompanying unaudited pro forma consolidated statement of operations and other comprehensive loss for the year ended December 31, 2013, and the nine months ended September 30, 2014, present the combined results of operations as if the Reverse Acquisition had occurred on January 1, 2013. The unaudited pro forma consolidated balance sheet as at December 31, 2013 is prepared as though the Reverse Acquisition occurred on December 31, 2013. The unaudited pro forma consolidated balance sheet as September 30, 2014 is prepared as though the Reverse Acquisition occurred on September 30, 2014.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had FNHI and TruXmart been a combined company during the specified periods. The unaudited pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, TruXmart's audited financial statements for the years ended December 31, 2013 and 2012, TruXmart's unaudited interim financial statements for the nine month period ended September 30, 2014, FNHI's audited financial statements for the year ended September 30, 2014, FNHI's audited financial statements for the year ended September 30, 2013 as included in its Annual Report on Form 10-K for the year ended September 30, 2013, FNHI's unaudited interim financial statements for the quarter ended December 31, 2013 as included in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2013, and FNHI's unaudited interim financial statements for the quarter ended December 31, 2012 as included in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2012.

F-25

Franchise Holdings International Inc.

Unaudited Pro Forma Consolidated Balance Sheet as at December 31, 2013

	Franchise Holdings International Inc. December 31, 2013 (Unaudited)	TruXmart Ltd. December 31, 2013	Pro Forma Adjustments	Note	Pro Forma Consolidated

Assets
Current Assets
Cash and cash equivalents	$510	$17,517	$-		$18,027
Accounts receivable	-	30,233	-		30,233
Inventory	-	155,005	-		155,005
Prepaid expenses and deposits	-	1,520	-		1,520
	510	204,275	-		204,785

Capital Assets	-	229	-		229
Intangible Assets	-	7,718	-		7,718
	$510	$212,222	$-		$212,732

Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$6,904	$159,900	$-		$166,804
Income taxes payable	-	6,316	-		6,316
	6,904	166,216	-		173,120

Equity
Share Capital	284	100	(100)	1(b)
			3,770	1(c)	4,054
Capital Surplus	3,918,495	133,172	(19,223)	1(a)
			(3,899,272)	1(b)
			(10,348)	1(b)	122,824

Cumulative Translation Adjustment	-	(2,429)	-		(2,429)
Deficit	(3,925,173)	(84,837)	19,223	1(a)
			3,905,950	1(b)	(84,837)
	(6,394)	46,006	-		39,612
	$510	$212,222	$-		$212,732

F-26

Franchise Holdings International Inc.

Unaudited Pro Forma Consolidated Balance Sheet as at September 30, 2014

	Franchise Holdings International Inc. September 30, 2014 (Unaudited)	TruXmart Ltd. September 30, 2014 (Unaudited)	Pro Forma Adjustments	Note	Pro Forma Consolidated

Assets
Current Assets
Cash and cash equivalents	$327	$40,522	$-		$40,849
Accounts receivable	-	32,000	-		32,000
Inventory	-	66,020	-		66,020
Prepaid expenses and deposits	-	48,141	-		48,141
	327	186,683	-		187,010

Capital Assets	-	73	-		73
Intangible Assets	-	7,718	-		7,718
	$327	$194,474	$-		$194,801

Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$2,435	$159,384	$-		$161,819
Income taxes payable	-	5,808	-		5,808
	2,435	165,192	-		167,627

Equity
Share Capital	284	4,386	(4,386)	2(b)
			3,770	2(c)	4,054
Capital Surplus	3,933,308	146,966	(10,527)	2(a)
			(3,922,781)	2(b)
			(1,776)	2(b)	145,190

Cumulative Translation Adjustment	-	(7,354)	-		(7,354)
Deficit	(3,935,700)	(114,716)	10,527	2(a)
			3,925,173	2(b)	(114,716)
	(2,108)	29,282	-		27,174
	$327	$194,474	$-		$194,801

F-27

Franchise Holdings International Inc.

Unaudited Pro Forma Consolidated Statement of Operations and Other Comprehensive Loss

For the year ended December 31, 2013

	Franchise Holdings International Inc. December 31, 2013 (Unaudited)	TruXmart Ltd. December 31, 2013	Pro-Forma Adjustments	Note	Pro-Forma Consolidated

Sales	$-	$465,812	$-		$465,812

Cost of Goods Sold	-	347,749	-		347,749

Gross Profit	-	118,063	-		118,063

Expenses

Amortization	-	209	-		209
Bad debts	-	-	-		-
Bank charges and interest	-	2,671	-		2,671
Loss (gain) on foreign exchange	-	(5,852)	-		5,852

Office and general	19,223	52,395	(19,223)	1(a)	52,395
Professional fees	-	1,398	-		1,398
Product development	-	659	-		659
Rent and utilities	-	16,325	-		16,325

Shipping and freight	-	51,243	-		51,243
Sales and marketing	-	34,023	-		34,023

	19,223	153,071	(19,223)		153,071

Loss before Income Taxes	(19,223)	(35,008)	19,223		(35,008)

Provision for Income Taxes	-	1,927	-		1,927

Net Loss for the year	(19,223)	(36,935)	19,223		(36,935)

Other Comprehensive Loss
Currency translation adjustment	-	(804)	-		(804)

Comprehensive Loss for the year	$(19,223)	$(37,739)	$19,223		$(37,739)

Net Loss per Share Basic and diluted					$-

Weighted Average Number of common shares outstanding					$40,540,864

F-28

Franchise Holdings International Inc.

Unaudited Pro Forma Consolidated Statement of Operations and Other Comprehensive Loss

For the nine month period ended September 30, 2014

	Franchise Holdings International Inc. September 30, 2014 (Unaudited)	TruXmart Ltd. September 30, 2014 (Unaudited)	Pro-Forma Adjustments	Note	Pro-Forma Consolidated

Sales	$-	$484,218	$-		$484,218

Cost of Goods Sold	-	343,956	-		343,956

Gross Profit	-	140,262	-		140,262

Expenses

Amortization	-	156	-		156
Bank charges and interest	-	2,620	-		2,620
Loss (gain) on foreign exchange	-	(11,228)	-		11,228

Office and general	10,527	36,072	(10,527)	2(a)	36,072
Professional fees	-	42,989	-		42,989
Product development	-	4,738	-		4,738
Rent and utilities	-	11,712	-		11,712

Shipping and freight	-	60,486	-		60,486
Sales and marketing	-	22,596	-		22,596

	10,527	170,141	(10,527)		170,141

Loss before Income Taxes	(10,527)	(29,879)	10,527		(29,879)

Provision for Income Taxes	-	-	-		-

Net Loss for the year	(10,527)	(29,879)	10,527		(29,879)

Other Comprehensive Loss
Currency translation adjustment	-	(4,925)	-		(4,925)

Comprehensive Loss for the year	$(10,527)	$(34,804)	$10,527		$(34,804)

Net Loss per Share Basic and diluted					$-

Weighted Average Number of common shares outstanding					40,540,864

F-29

Franchise Holdings International Inc.

Notes to the Unaudited Pro-Forma Consolidated Financial Statements

1.	Pro Forma Adjustments as at December 31, 2013

The following adjustments were recorded to present the unaudited pro forma consolidated balance sheet as at December 31, 2013, as though the Reverse Acquisition occurred on December 31, 2013:

(a)	To reverse the expenses of FNHI incurred during the year ended December 31, 2013.

(b)	To reverse the balances in the shareholders' equity accounts of FNHI as at December 31, 2013.

(c)

To reflect the par value of the 40,540,864 common shares issued and outstanding following the completion of the Reverse Acquisition. The balance of the value of consideration transferred in excess of the par value of $0.001 per share is charged to Capital Surplus.

2.	Pro Forma Adjustments as at September 30, 2014

The following adjustments were recorded to present the unaudited pro forma consolidated balance sheet as at September 30, 2014 as though the Reverse Acquisition occurred on September 30, 2014:

(a)	To reverse the expenses of FNHI incurred during the nine month period ended September 30, 2014.

(b)	To reverse the balances in the shareholders' equity accounts of FNHI as at September 30, 2014.

(c)

To reflect the par value of the 40,540,864 common shares issued and outstanding following the completion of the Reverse Acquisition. The balance of the value of consideration transferred in excess of the par value of $0.001 per share is charged to Capital Surplus.

3.	Pro Forma Basic and Diluted Loss Per Common Share

Pro forma basic and diluted loss per common share is based on the weighted average number of common shares which would have been outstanding during the period if the Revere Acquisition had occurred at January 1, 2013.

F-30